UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2019

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market SM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
On May 17, 2019, Citizens Community Federal National Association (“CCF Bank”), the wholly-owned subsidiary of Citizens Community Bancorp, Inc., completed its previously announced sale (the “Branch Sale”) of CCF Bank’s Michigan branch, located at 310 West Tienken Road, Rochester Hills, Michigan 48306 (the “Michigan Branch”), to Lake Michigan Credit Union, a Michigan credit union (“LMCU”), pursuant to a Purchase and Assumption Agreement, dated November 30, 2018, between CCF Bank and LMCU.

In the Branch Sale, CCF Bank sold the Michigan Branch and related liabilities to LMCU, including approximately $34.1 million in deposits and approximately $300 thousand in fixed assets. LMCU paid to CCF Bank a deposit premium of 7%, and CCF Bank expects to record a net gain on the Branch Sale, net of expenses, of approximately $2.25 to $2.3 million. All loans associated with the Michigan Branch remain with CCF Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: May 20, 2019	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer